EXHIBIT 23.1

通 商 律 師 事 務 所

Commerce & Finance Law Offices

上海市南京西路1515号静安嘉里中心办公楼1座1506室

電話:8621-52986877 傳真: 8621-52986878

网址: www.tongshang.com.cn

May 16, 2016

Acorn International, Inc.

19/F, 20th Building

487 Tianlin Road

Shanghai 200233, China

RE: ACORN INTERNATIONAL, INC.

Dear Sirs/Madams,

We have acted as legal advisors as to the laws of the People’s Republic of China to Acorn International, Inc., an exempted limited liability company incorporated in the Cayman Islands (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission of an annual report on Form 20-F for the year ended December 31, 2015.

We hereby consent to the use and reference of our name under the headings “Risk Factors,” “Chinese Government Regulations” and “Organizational Structure” and elsewhere in the Form 20-F.

In giving this consent we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Yours sincerely,

/s/ Commerce & Finance Law Offices